AMENDED AND RESTATED BYLAWS

OF

BLACK HILLS CORPORATION

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Place. Meetings of the shareholders shall be held at such place within or without the State of South Dakota as the Board of Directors may from time to time determine and as stated in the notice of the meeting. The Board of Directors may permit shareholders and proxies for shareholders to participate in a meeting of shareholder by means of remote communication, and participation by such means shall constitute presence in person at a meeting, so long as (a) the Company has implemented reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy of a shareholder and (2) the Company has implemented reasonable measures to provide shareholders and proxies of shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate and to read or hear the proceedings of the meeting concurrently with the proceedings.

Section 2. Annual Meeting. The annual meeting of the shareholders shall be called by a majority of the Board of Directors, and shall be held at such time within six months after the end of each fiscal year of the Company as the Board of Directors designates for the purpose of electing directors and for the transacting of any other business as may be brought before the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose or purposes by a majority of the Board of Directors to request such a meeting, and shall be called by the Board of Directors upon the written demand of the holders of not less than ten percent of the votes entitled to be cast on any issue proposed to be considered at the special meeting.

Section 4. Notice. Written notice stating the place, day and hour of each meeting of shareholders, and in the case of a special meeting, further stating the purpose for which such meeting is called, shall be mailed at least ten days and not more than sixty days before the meeting when called by the Board of Directors to each shareholder of record who shall be entitled to vote thereat to the last known post office address of each such shareholder as it appears upon the stock transfer books of the Company. However, notice of a meeting, at which proposal to increase the capital stock or indebtedness is to be considered, shall be given at least sixty days prior to such meeting.

Section 5. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy,

shall constitute a quorum for the transaction of business at all meetings of the shareholders except as may otherwise be provided by law or by the Articles of Incorporation.

Section 6. Adjourned Meeting. The chairman of a meeting of the shareholders shall have the sole right to adjourn the meeting from time to time, whether or not a quorum is present, without notice other than announcement at the meeting to be adjourned; provided, however, the meeting may not be adjourned for a period longer than sixty days from the date of the meeting as set forth in the notice thereof.

Section 7. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote one vote per share in person or by proxy appointed by an instrument in writing subscribed by such shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. All voting for directors shall be by written ballot. All elections shall be had and all questions decided by a plurality except as otherwise provided by law or by the Articles of Incorporation.

Section 8. Inspectors. The Board of Directors or, if the Board shall not have made the appointment, the chairman of any meeting of shareholders shall have power to appoint one or more persons, other than the nominees for directors, to act as inspectors to receive, canvass and report the votes cast by the shareholders at such meeting. Any inspector so appointed who for any reason does not serve in such capacity may be replaced by the chairman of the meeting.

Section 9. Nominations and Proposals by Shareholders.

(a)
Annual Meetings of Shareholders.
(i)
Nominations of persons for election to the Board of Directors (“Nominations”) and the proposal of other business to be considered by the shareholders (“Proposals”) may be made at an annual meeting of shareholders only (A) pursuant to the Company’s notice of meeting, (B) by, or at the direction of, the Board of Directors or (C) by any shareholder of record (as of the time notice of such proposal is given by the shareholder as set forth below, as of the record date for the annual meeting and as of the date of the annual meeting in question) of any shares of capital stock of the Company entitled to vote at such annual meeting who complies with the procedures set forth in this Section 9 of Article I.
(ii)
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting pursuant to clause (C) of Section 9(a)(i) of Article I, the record holder of shares intending to make the Nomination or Proposal (the “Proponent”) must have given timely notice thereof in writing to the Secretary of the Company as set forth in this Section 9 of Article I and such shareholder or his or her representative must be present at the annual meeting. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company (A) not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (the “Anniversary Date”) or (B) in the event that the annual meeting of shareholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (1) the 10th day (or if that day is not a business day of the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (2) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (a) the 10th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of public disclosure or (b) the 90th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Company by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to shareholders of record of the Company, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws. A Proponent’s notice shall set forth as to each Nomination or Proposal the Proponent proposes to bring before the annual meeting (A) in the case of a Proposal, a brief description of the other business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and in the case of a Nomination, the information described in Section 9(a)(iii) of Article I (including a completed and signed questionnaire, representation and agreement as required by Section 9(a)(iii) of Article I), (B) the name and address of the Proponent as it appears on the Company’s stock transfer books, and of the beneficial owners (if any) of the shares registered in the Proponent’s name, and the name and address of other shareholders known by the Proponent to be supporting the Proponent’s position with respect to the Nomination or the Proposal, as the case may be, on the date of the Proponent’s notice to the Secretary, (C) the class and number of shares of the Company that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the Proponent and by any other shareholders known by the Proponent to be supporting the Proponent’s position with respect to the Nomination or the Proposal, as the case may be, on the date of the Proponent’s notice, and a representation that the Proponent will notify the Company in writing of the class and number of such shares that are, directly or indirectly, beneficially owned, held of record or represented by proxy by the Proponent and by any other shareholders known by the Proponent to be supporting the Proponent’s position with respect to the Nomination or the Proposal, as the case may be, as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) in the case of a Proposal, any material interest of the Proponent (and of the beneficial owners, if any, of the shares registered in the Proponent’s name) in such Proposal, (E) a description of any agreement, arrangement or understanding with respect to such Nomination or Proposal, as the case may be, between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent (or the beneficial owners, if any, of the shares registered in the Proponent’s name) or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of the Company and a representation that the Proponent will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (G) a representation that the Proponent is a holder of record of shares of the Company entitled to vote at the annual meeting and that the Proponent or the beneficial owner (if any) of the shares registered in the Proponent’s name intends to appear in person or by proxy at the meeting to present such Nomination or Proposal, as the case may be, and (H) in the case of a Proposal, a representation that the Proponent or the beneficial owner (if any) of the shares registered in the Proponent’s name intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the Proposal and/or otherwise to solicit proxies from shareholders in support of the Proposal or a representation that the Proponent (or the beneficial owners (if any) of the shares registered in the Proponent’s name) does not intend to do so.
(iii)
With respect to each person whom the Proponent proposes to nominate for election as a director (a “Nominee”), the Proponent’s notice shall (A) set forth the name, age, business address and residence address of the Nominee, (B) set forth the principal occupation or employment of the Nominee, (C) set forth the class and number of the shares of the Company which are owned, beneficially and of record, by the Nominee on the date of the Proponent’s notice, (D) include a completed questionnaire signed by such Nominee, with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the Nomination is being made (which questionnaire shall be provided by the Company upon written request), (E) include a written representation and agreement (in the form provided by the Company upon written request) that the Nominee (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (b) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Company, with the Nominee’s standard of care under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such Nominee’s individual capacity and on behalf of any person or entity on whose behalf the Nomination is being made, would be in compliance with, if elected as a director of the Company, and will comply with, applicable law, the Articles of Incorporation of the Company, as amended from time to time, these Bylaws and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and share ownership and trading policies and guidelines of the Company, and (F) set forth such other information concerning the Nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of the Nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Securities and Exchange Commission, including the Nominee’s written consent to being named in any proxy materials and to serving as a director of the Company if elected. The Company may require any Nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed Nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee. A shareholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees and who has delivered a notice of nomination pursuant to this Section 9(a)(iii) of Article I shall promptly certify to the Company, and notify the Company in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and upon request of the Company, shall, not later than five business days prior to the date of the applicable meeting of shareholders, deliver to the Company reasonable evidence of such compliance.
(b)
Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election as director may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who was a shareholder of record both at the time of giving of notice provided for in this Section 9(b) of Article I and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 9(b) of Article I. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder (also a “Proponent”) may nominate a person or persons (as the case may be) for election as a director (also a “Nominee”) as specified in the Company’s notice of meeting, if the Proponent delivers a notice containing the information required by Sections 9(a)(ii) and (iii) of Article I in connection with a Nomination at an annual meeting (including without limitation the completed and signed questionnaire, representation and agreement required by Section 9(a)(iii) of Article I) to the Secretary at the principal offices of the Company not earlier than the close of business on the 90th day prior to such special meeting or, if later, within ten (10) days following the date on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Proponent’s notice as described above.
(c)
General.
(i)
Only such persons who are nominated in accordance with the procedures set forth in this Section 9 of Article I shall be eligible to be elected as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9 of Article I. The chairman of the meeting shall have the power and duty to determine whether a Nomination or Proposal was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 of Article I and, if any proposed Nomination or Proposal is not in compliance with this Section 9 of Article I, to declare that such Nomination or Proposal shall be disregarded. Unless otherwise required by law, if any shareholder (x) provides notice pursuant to Rule 14a-19 under the Exchange Act and (y) subsequently (A) notifies the Company that such shareholder no longer intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the Company that such requirements have been met, then such shareholder’s nominations shall be deemed null and void and the Company shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.
(ii)
Notwithstanding the foregoing provisions of this Section 9 of Article I, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act (and the rules and regulations thereunder, including Rule 14a-19) with respect to the matters set forth in this Section 9 of Article I. Nothing in this Section 9 of Article I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 10. Conduct of Meetings. The Chairman of the Board of Directors, or in the Chairman’s absence, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Secretary, or in the absence of the Secretary, a chairman chosen by a majority of the directors present, shall act as chairman of the meetings of the shareholders. The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such person, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies, and such other persons as such person shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Definitions. For the purposes of these Bylaws an “Inside Director” is a director who is an employee of the Company, an officer of the Company, a person who has in the past served as an officer of the Company or any person whose relationship to the Company other than as a director gives him access on a regular basis to material information about the Company that is not generally available. Any director who is not an Inside Director would for the purpose of these Bylaws constitute an “Outside Director.” For the purpose of this Section “Company” shall also include any subsidiary of the Company.

Section 2. Management of the Company. The property, business and affairs of the Company shall be managed by or under the direction of its Board of Directors.

Section 3. Qualifications of Directors. No person shall be elected or stand for reelection as a director after having attained seventy-two (72 years) of age. Any Director who has attained seventy-two (72) years of age shall resign from the Board of Directors effective as of the next Annual Meeting and the Board shall nominate a new Director to complete the remaining term of the resigning Director. However, in the event the Board has not identified a director to be elected to replace the director who has turned age seventy-two (72) years of age, the Board may ask the director to continue to serve until his or her replacement is appointed. Other restrictions and qualifications for Directors may be fixed from time to time in the Corporate Governance Guidelines of the Board of Directors or by resolution of the Board of Directors.

Section 4. Number and Election; Vacancies and Removal. The number of members of the Board of Directors shall not be less than nine (9); provided, the Board of Directors may change the number of directors through amendments to its Bylaws. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, each initial director in Class I shall hold office until the annual meeting of shareholders in 2002, each initial director in Class II shall hold office until the annual meeting of shareholders in 2003, and each initial director in Class III shall hold office until the annual meeting of shareholders in 2001.

The Board of Directors is expressly authorized to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Company, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Company, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action.

In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships to, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. The Board of Directors shall allocate consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, and appoint any newly-created directorship for a term of office continuing until the next election for the class to which such Director shall have been appointed.

Any vacancies in the Board of Directors for any reason, including any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen.

Notwithstanding any of the foregoing, each director shall serve for a term continuing until the annual meeting of shareholders at which the term of the class to which he or she was elected expires and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal; except, a director may be removed from office prior to the expiration of his or her term only for cause and by a vote of the majority of the total number of members of the Board of Directors without including the director who is the subject of the removal determination and without such director being entitled to vote thereon.

Section 5. Compensation. Outside Directors shall be entitled to such compensation and expenses as may be determined by resolution of the Board. Outside Directors may serve the Company in other capacities and receive compensation therefor.

Section 6. Meetings. The Board of Directors may hold meetings within or without the State of South Dakota. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 7. Regular Meetings. The annual meeting of the Board of Directors for the election of officers and to conduct such other business to be brought before the meeting shall, if practicable, be held on the same day as and immediately after the annual election of the directors by the shareholders or any adjournment thereof, and no notice thereof need be given. Further regular meetings of the Board may be held with or without notice at such time and place.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called either by the Chairman of the Board, the Chief Executive Officer, the President or by the Secretary upon the written request of any two directors by giving oral or written notice to each director stating the time and place of such meeting.

Section 9. Notice of Meetings. Notice shall be considered to have been given if a notice is either orally or electronically communicated to a director at least twelve hours prior to such meeting or placed in writing and mailed to the director at his or her last known post office address as shown by the records of the Company at least four days prior to the meeting. Any notice to be given a director for a meeting of the directors may be waived by the director in writing, signed by such director, either before or after the meeting. Presence of any director at a meeting of the Board shall be considered to be a waiver of notice by such director unless such director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10. Quorum. At all meetings of the Board of Directors, a majority of the number of directors at the time in office shall constitute a quorum for the transaction of business; provided, less than a quorum of directors may fill vacancies as set forth in Section 4 of this Article II. The act of a majority of the number of directors at the time in office shall be the act of the Board of Directors. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 11. Manifestation of Dissent. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless (1) such director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting, or (2) such director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (3) such director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 12. Action Taken Without Meeting. Any action which may be taken at a meeting of the directors or of a committee may be taken without a meeting if a consent in writing setting forth the actions so to be taken shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

ARTICLE III

COMMITTEES

Section 1. Audit Committee. The Board of Directors shall appoint at least three of its Outside Directors to serve as an audit committee, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management. The audit committee shall meet prior to and after each yearly audit with representatives of the independent accounting firm approved by the shareholders for the purpose of reviewing the audit of such firm of the Company’s financial condition and shall each year recommend to the Board an independent accounting firm to be appointed by the Board for the ratification by the shareholders and shall perform such other duties as assigned by the Board.

Section 2. Compensation Committee. The Board of Directors shall appoint at least three of its Outside Directors to serve as a compensation committee. The compensation committee (i) shall perform any function required by directors in the administration of all federal and state statutes relating to employment and compensation, (ii) shall approve or recommend to the Board the compensation for senior corporate officers, and (iii) shall consider and approve the executive compensation program, including the benefit program and stock ownership plans, of the Company.

Section 3. Governance Committee. The Board of Directors shall appoint a Governance Committee to be composed of a minimum of three Outside Directors as determined by the Board of Directors. An Outside Director shall be appointed by the Board of Directors to serve as Chairperson of the Governance Committee. The Governance Committee shall provide action and oversight on the following matters: (i) to recruit and nominate individuals to serve as Directors of the Company; (ii) to consider candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or for any other reason; (iii) to assess the size and other membership needs of the Board of Directors and establish selection criteria for Board Membership; (iv) to establish and regularly review guidelines for corporate governance; (v) to implement and administer an annual evaluation of the performance of the Board of Directors; (vi) to implement and administer the process for orienting new Directors both to the Company, and to their responsibilities as Board Members; (vii) to nominate on an annual basis an Outside Director to serve as Lead Director; (viii) to regularly review the independence of Board

Members; (ix) to ensure that the Board or a Board Committee oversees the evaluation and succession planning of management, and (x) to perform such other duties assigned by the Board.

Section 4. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine and assign such powers and duties as shall from time to time be prescribed by the Board.

Section 5. Removal from Committees and Rules of Procedure. Subject to these Bylaws directors may be removed from the committees and vacancies therein may be filled by a majority of the Board of Directors. A meeting of any committee may be called by any member of the committee. The provisions of these Bylaws concerning notice of meetings, compensation, manifestation of dissent and taking action without a meeting as they pertain to directors shall also pertain to committee meetings.

ARTICLE IV

OFFICERS

Section 1. Officers. The Board of Directors shall elect as officers of the Company a Chief Executive Officer, a President, a Vice President, a Secretary, and a Treasurer. If deemed desirable or expedient, the Board of Directors may elect a Chairman of the Board, a Controller, and such other Vice Presidents and officers as the Board may determine is necessary for the conduct of the business of the Company. Officers may also be directors. Any two or more offices may be held by the same person.

Section 2. Term and Removal. All officers of the Company shall serve at the pleasure of the Board of Directors, and the Board at any regular or special meeting by the vote of a majority of the whole Board may remove an officer from an office.

Section 3. Duties of the Chairman of the Board and the Chief Executive Officer. The Chairman of the Board and the Chief Executive Officer may, but need not be the same person. The Chief Executive Officer shall be the chief administrative officer of the Company. The Chief Executive Officer (i) shall exercise such duties as customarily pertain to the office of Chief Executive Officer, (ii) shall have general and active management authority and supervision over the property, business and affairs of the Company and over its officers and employees, (iii) may appoint employees, consultants and agents as deemed necessary for the proper conduct of the Company’s business, (iv) may sign, execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations subject to direction of the Board as set forth in Article VII of these Bylaws, (v) shall recommend to the Board of Directors persons for appointment to offices and committees and for nomination of directors, and (vi) shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman of the Board, or in his or her absence, the Chief Executive Officer or other Board designee, shall preside at shareholder meetings and at meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 4. Duties of the President. The President shall perform such duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President, in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 5. Duties of Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board, and the Chief Executive Officer. In the absence or disability of the Chairman of the Board, the Chief Executive Officer, and the President, the Vice Presidents in the order as designated by the Board, or if the Board so directs, by the Chairman of the Board and the Chief Executive Officer, shall perform the duties and exercise the powers of the Chairman of the Board and the Chief Executive Officer.

Section 6. Duties of Secretary. The Secretary shall attend all meetings of the Board and shareholders, record all votes and the minutes of all proceedings in books to be kept for such purposes and shall perform like duties for the committees when required. The Secretary shall have the custody of the seal. The Secretary shall have the custody of the stock books and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board and the Chief Executive Officer.

Section 7. Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books of the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the Chairman of the Board, the Chief Executive Officer and to the Board of Directors at its regular meetings or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

Section 8. Duties of Other Officers. All other officers of the Company shall have such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, and the Chief Executive Officer.

Section 9. Delegation of Duties of Officers. In the case of the absence of any officer of the Company or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of any officer to any other officer or to any director for such time as determined by the Board.

Section 10. Compensation of Officers. The compensation of the Chairman of the Board and the Chief Executive Officer shall be determined by the Board of Directors. The compensation of each of the other corporate officers shall be recommended by the Chief Executive Officer and approved by the Board of Directors or Compensation Committee. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

ARTICLE V

INDEMNIFICATION

Section 1. Actions, Suits or Proceedings Other than by or in the Right of the Company. The Company shall indemnify any person (each, an “Indemnitee”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, (other than an action by or in the right of the Company) by reason of the fact that such Indemnitee is or was or has agreed to become a director or officer of the Company, or is or was serving or had agreed to serve at the request of the Company as a director or officer of another entity (including a subsidiary of the Company and subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if (1) such Indemnitee acted in good faith, (2) such Indemnitee reasonably believed (a) in the case of conduct in an official capacity, such conduct was in the best interests of the Company or (b) in all other cases, such conduct was at least not opposed to the best interests of the Company, and (3) with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or did not reasonably believe such Indemnitee’s conduct was not in the best interests of, or at least not opposed to, as applicable, the best interest of the Company and, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his conduct was unlawful.

Section 2. Actions or Suits by or in the Right of the Company. The Company shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director or officer of another entity (including a subsidiary of the Company and subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if (1) such Indemnitee acted in good faith and (2) such Indemnitee reasonably believed (a) in the case of conduct in an official capacity, such conduct was in the best interests of the Company or (b) in all other cases, such conduct was at least not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Courts of South Dakota or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Courts of South Dakota or such other court shall deem proper.

Section 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article V, to the extent that an Indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf in connection therewith.

Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall not be paid by the Company unless a determination is made that indemnification is permissible because the applicable Indemnitee has met the relevant standard of conduct. Such determination shall be made: (a) if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, or (b) by special legal counsel (i) selected in the manner prescribed in clause (a) of this Section 4 or (ii) if there are fewer than two disinterested directors, selected by the Board of Directors, in which selection directors who do not qualify as disinterested directors may participate, or (c) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted, on the determination.

Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided that (a) such costs, charges and expenses are incurred in such Indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer), (b) such Indemnitee provides a written affirmation of the Indemnitee’s good faith belief that he or she met the relevant standard of conduct set forth in Section 1 or 2 of this Article V or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Company as authorized by Section 47-1A-202.1(4) or the South Dakota Business Corporation Act (the “Act”), and (c) such Indemnitee provides an undertaking to repay all amounts so advanced, without limitation, in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Article V. No advance of such costs, charges and expenses (including attorneys’ fees) shall be made by the Company unless authorized: (i) by the Board of Directors (A) if there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote, or (B) if there are fewer than two disinterested directors, by the vote necessary for action by the Board of Directors in accordance with §47-1A-824 of the Act, in which authorization directors who do not qualify as disinterested directors may participate, or (C) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted, on the authorization. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Company, authorize the Company’s counsel to represent such person, in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

Section 6. Procedure of Indemnification. Subject to Section 4 of this Article V, any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article V shall be made promptly, and in any event within 60 days, upon the written request of the Indemnitee. The right to indemnification or advances as granted by this Article V shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such Indemnitee’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article V where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article V, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article V, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

Section 7. Settlement. The Company shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 1 or 2 of this Article V, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the Company to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

Section 8. Subsequent Amendment. No amendment, termination or repeal of this Article V or of relevant provisions of the South Dakota corporation law or any other applicable laws shall affect or diminish in any way the rights of any director or officer of the Company to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 9. Other Rights. Continuation of Right to Indemnification. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article V shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article V shall be deemed to be a contract between the Company and each director or officer of the Company who serves or served in such capacity at any time while this Article V is in effect. This Article V shall be binding upon any successor corporation to this Company, whether by way of acquisition, merger, consolidation or otherwise.

Section 10. Employee Benefit Plans. For purposes of this Article V, references to “other enterprises” shall include, but are not limited to, employee benefit plans; references to “fines” shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Company” shall include, but are not limited to, any service as a director, officer, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “in the best interest the Company” and “not opposed to the best interests of the Company.”

Section 10. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer of the Company as to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

Section 11. Subsequent Legislation. If the South Dakota law is amended after the adoption of this Article V to further expand the indemnification permitted to directors and officers of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the South Dakota law, as so amended.

ARTICLE VI

CAPITAL STOCK

Section 1. Stock Certificates. Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by a Treasurer or an Assistant Treasurer or the Secretary or an Assistant

Secretary. Shares do not need to be represented by certificates. If certificates are signed by a transfer agent, acting on behalf of the Company, or registered by a registrar, the signatures of the officers of the Company may be facsimile. The Company, through its officers, may cause certificates to be issued and delivered bearing facsimile signatures of persons even though at the time of the issuance and delivery of such certificates, any of such persons may no longer be an officer of the Company.

Section 2. Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars. The transfer agent and registrar may be the same person.

Section 3. Transfer of Stock. Shares of the capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by a duly authorized attorney upon surrender and cancellation of certificates for a like number of shares properly endorsed.

Section 4. Lost Certificate. In case any certificates of the capital stock of the Company shall be lost, stolen or destroyed, the Company may cause replacement certificates to be issued upon such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it.

Section 5. Holder of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law. The expression “stockholder” or “shareholders” whenever used in these Bylaws shall be deemed to mean only the holder or holders of record of stock.

Section 6. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Company for a stated period but not to exceed, in any case, fifty days, and in case of a meeting of shareholders not less than ten days, preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or in order to make a determination of shareholders for any other proper purpose; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken; and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 7. Closing of Transfer Books to Authorize Increase in Indebtedness and Capital Stock. Notwithstanding Section 6 of this Article and in order to comply with Section 8 of Article XVII of the South Dakota Constitution, the notice to be given shareholders for a meeting at which a proposal to increase the Company’s authorized indebtedness or capital stock is to be considered shall be given at least sixty days prior to the meeting and the record date for the determination of shareholders eligible to vote at such meeting may be set by the Board sixty or more days prior to the said meeting.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts. etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits and Investments. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors or officers of the Company designated by the Board of Directors may select; or be invested as authorized by the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE VIII

MISCELLANEOUS

Section 1. Offices. The principal office of the Company shall be in the City of Rapid City, County of Pennington, State of South Dakota. The Company may also have offices at such other places within or without the State of South Dakota as the Board of Directors may from time to time designate or as the business of the Company may require.

Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Company and the words “Corporate Seal—2000—South Dakota.”

Section 3. Audit. The books of account of the Company shall be audited annually by an independent firm of public accountants who shall be appointed by the Board of Directors and ratified by the shareholders at each annual meeting. Such auditors shall submit to the Board of Directors each year certified financial statements of the Company for the preceding fiscal year.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the whole Board; provided, no alteration or amendment may be in conflict with any provision of the Articles of Incorporation.

Dated this 24th day of April, 2023.

By:	/s/ Amy K. Koenig
Amy K. Koenig, Corporate Secretary